EXHIBIT 10.1

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 16, 2011, by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and PATRICK INDUSTRIES, INC., an Indiana corporation ("Borrower").

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of March 31, 2011 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");

WHEREAS, Borrower has informed Agent and Lenders that Borrower desires to purchase all or substantially all of the assets of A.I.A. Countertops, LLC, an Indiana limited liability company ("AIA Seller"), pursuant to that certain Asset Purchase Agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the "AIA Acquisition Agreement") by and among Borrower, AIA Seller and the members of AIA Seller (such acquisition, the "AIA Acquisition") which purchase, absent requisite Lender consent, would otherwise be prohibited by Section 6.3(a) of the Credit Agreement;

WHEREAS, the AIA Acquisition will be financed in part through issuance by Borrower of a subordinated secured promissory note in the original principal amount of $2,000,000 (the "Secured AIA Seller Note"), which promissory note and related security interest, absent requisite Lender consent, would otherwise be prohibited by Section 6.1 and 6.2 of the Credit Agreement; and

WHEREAS, Borrower has requested that Agent and the Lenders consent to the AIA Acquisition without reduction of the aggregate dollar limit on Permitted Acquisitions in the definition thereof, consent to the issuance of the Secured AIA Seller Note and related grant of lien and amend the Credit Agreement in certain respects as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Consent.  In reliance upon the representations and warranties of Borrower set forth in Section 7 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, Agent and Lenders hereby (a) consent to the consummation of the AIA Acquisition in accordance with the terms of the AIA Acquisition Agreement; provided that the purchase consideration payable in respect of the AIA Acquisition (including deferred payment obligations) shall not exceed $7,700,000 in the aggregate, subject to working capital adjustments at closing in accordance with the terms of the AIA Acquisition Agreement, (b) agree that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the AIA Acquisition shall be considered a "Permitted Acquisition" for all purposes thereunder (other than with respect to clause (k) of the definition of "Permitted Acquisitions" set forth on Schedule 1.1 to the Credit Agreement), and (c) agree that the Inventory purchased by Borrower pursuant to the AIA Acquisition Agreement and located at the new location of Borrower acquired in connection therewith may constitute Inventory so long as such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of "Eligible Inventory" set forth on Schedule 1.1 to the Credit Agreement and Agent has received a fully-executed Collateral Access Agreement with respect to the location of Borrower where such Inventory is located, but regardless of whether Agent has completed a field audit, examination report or appraisal with respect to such Inventory.  Except as expressly set forth in this Amendment, the foregoing consent shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Agent and/or Lenders of any of their respective rights, legal or equitable thereunder.

3.           Amendments to Credit Agreement.  In reliance upon the representations and warranties of Borrower set forth in Section 7 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a)         The defined terms "AIA Acquisition", "AIA Acquisition Agreement", "AIA Acquisition Documents", "AIA Seller", "AIA Subordinated Debt", "AIA Subordinated Debt Documents", "AIA Subordination Agreement", and "First Amendment Effective Date" are each hereby added to Schedule 1.1 to the Credit Agreement in their proper alphabetical order as follows:

"AIA Acquisition" means the purchase by Borrower of all or substantially all of the assets of AIA Seller on the First Amendment Effective Date pursuant to and in accordance with the AIA Acquisition Documents

"AIA Acquisition Agreement" means that certain Asset Purchase Agreement dated as of the First Amendment Effective Date by and among Borrower, AIA Seller and the members of AIA Seller.

"AIA Acquisition Documents" means the AIA Acquisition and all other agreements, instruments and documents relating thereto.

"AIA Members" means Richard Hicks, Roger Korenstra, Sam Korenstra and Bruce Korenstra.

"AIA Seller" means A.I.A. Countertops, LLC, an Indiana limited liability company and, upon the dissolution of A.I.A. Countertops, LLC after the consummation of the AIA Acquisition, the AIA Members.

"AIA Subordinated Debt" means the Indebtedness in the original principal amount of $2,000,000 issued by Borrower to AIA Seller, constituting a portion of the purchase price of the AIA Acquisition, evidenced by the AIA Subordinated Debt Documents and subject to the AIA Subordination Agreement.

"AIA Subordinated Debt Documents" means that certain Subordinated Secured Promissory Note dated as of the First Amendment Effective Date made by the Borrower in favor of AIA Seller and all other agreements, instruments and documents relating thereto.

"AIA Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of the First Amendment Effective Date among Agent, AIA Seller and Loan Parties.

"First Amendment Effective Date" means September 16, 2011.

(b)         The definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (o), (ii) deleting the "." at the end of clause (p) and inserting ", and" in lieu thereof, and (iii) inserting a new clause (q) immediately after clause (p) as follows:

(q)         the AIA Subordinated Debt.

(c)         The definition of "Permitted Liens" set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word "and' at the end of clause (t), (ii) amending and restating clause (u) as follows, and (iii) inserting a new clause (v) immediately after clause (u) as follows:

(u)         Liens on (i) Accounts, (ii) Inventory and (iii) all additions and accessions to, substitutions for, and replacements, products and proceeds of such Accounts and Inventory, including without limitation, all of the Company's books and records relating to such Accounts and Inventory, securing the AIA Subordinated Debt and subject to the AIA Subordination Agreement, and

(v)         other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.

(d)         The defined term "Subordinated Debt" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

"Subordinated Debt" means (i) the Indebtedness in the original principal amount of $5,000,000 (plus payment-in-kind interest) issued by Borrower to Subordinated Lenders on the Closing Date, evidenced by the Subordinated Debt Documents and subject to the Subordination Agreement, (ii) the Indebtedness in the original principal amount of $2,700,000 (plus payment-in-kind interest) issued by Borrower to Subordinated Lenders on the First Amendment Effective Date, evidenced by the Subordinated Debt Documents and subject to the Subordination Agreement, and (iii) additional Indebtedness of up to an original aggregate principal amount of $300,000 (plus payment-in-kind interest) issued by Borrower to one or more Subordinated Lenders, evidenced by the Subordinated Debt Documents and subject to the Subordination Agreement, and at the same or lower rate of cash and total interest, with the same maturity date as the Subordinated

Debt issued on the First Amendment Effective Date, with no scheduled amortization, and otherwise on the same terms and conditions, as the Subordinated Debt issued on the First Amendment Effective Date.

(e)         The defined term "Subordinated Debt Documents" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

"Subordinated Debt Documents" means that certain Secured Senior Subordinated Note and Warrant Purchase Agreement dated as of the Closing Date between Subordinated Lenders and Borrower, as amended on the First Amendment Effective Date by that certain First Amendment to Secured Senior Subordinated Note and Warrant Purchase Agreement, and all other agreements, instruments and documents relating thereto.

(f)          Schedule E-1 to the Credit Agreement is amended by adding the following locations:

  1.  1515 Leninger, Elkhart, Indiana  46517

  2.  502 West Railroad Avenue, Syracuse, Indiana  46567

4.           Continuing Effect.  Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5.           Reaffirmation and Confirmation.  Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

6.           Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a)         Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties, together with each of the additional documents, instruments and agreements listed on the closing checklist attached hereto as Exhibit B; and

(b)         no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7.           Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a)         after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)         no Default or Event of Default has occurred and is continuing; and

(c)         this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

8.           Miscellaneous.

(a)         Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)         Choice of Law and Venue; Jury Trial Waiver; Reference Provision.  Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)         Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

9.           Release.

(a)         In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower by its execution and delivery of the Consent and Reaffirmation attached hereto, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges

Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)         Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)         Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PATRICK INDUSTRIES, INC.,
an Indiana corporation

By:	/s/ Andy L. Nemeth
Title:	Executive Vice President of Finance, Chief
Financial Officer, Secretary & Treasurer

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Lauren Dixon
Name:	Lauren Dixon
Title:	Vice President

Signature Page to Consent and First Amendment to Credit Agreement

FIFTH THIRD BANK,
as a Lender

By:	/s/ Craig Ellis
Name:	Craig Ellis
Title:	Vice President

Signature Page to Consent and First Amendment to Credit Agreement